UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2010

ZORAN CORPORATION

(Exact Name of Registrant as Specified In Charter)

Delaware	0-27246	94-2794449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Kifer Road

Sunnyvale, California 94086-5305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 523-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 30, 2010, Zoran Corporation (the “Company”) completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 7, 2010, by and between the Company, Maple Acquisition Corp., a Delaware corporation (“Sub”), and Microtune, Inc., a Delaware corporation (“Microtune”), pursuant to which Sub merged with and into Microtune, and Microtune became a wholly-owned subsidiary of the Company.

At the effective time of the Merger (the “Effective Time”), each share of Microtune’s common stock, par value $0.001 per share (the “Microtune Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares of Microtune Common Stock held directly or indirectly by Microtune as treasury stock or held by the Company or any wholly-owned subsidiary of the Company (which were cancelled as a result of the Merger), and other than those shares with respect to which appraisal rights were perfected in accordance with Delaware law, was converted into the right to receive $2.92 in cash (the “Per-Share Cash Amount”), without interest.

At the Effective Time, all outstanding stock options of Microtune (the “Microtune Options”) were canceled. Holders of Microtune Options with an exercise price per share less than the Per-Share Cash Amount received, for each share of Microtune Common Stock subject to such Microtune Option, cash in an amount equal to the difference between the Per-Share Cash Amount and the per share exercise price of such Microtune Option. At the Effective Time, all restricted stock units granted under any of Microtune’s stock plans (other than any restricted stock units held by non-employee directors of Microtune) that were unexpired and outstanding immediately prior to the Effective Time were assumed by the Company and converted into an award for, or based on, the number of shares of the Company’s common stock, par value $0.001 per share (“Company Common Stock”), equal to the product of (1) the number of shares of Microtune Common Stock issuable under the equity award immediately prior to the Effective Time multiplied by (2) 0.42, the ratio of the Per-Share Cash Amount to the average closing price of Company Common Stock for the 10 trading days ending the third day before the closing. All outstanding restricted stock units held by non-employee directors were cancelled in exchange for a payment in respect of each such restricted stock unit in an amount equal to the Per-Share Cash Amount.

A total of approximately $166 million is expected to be paid as consideration for the Merger.

The foregoing description of the terms set forth in the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2010 and incorporated herein by reference.

Item 8.01	Other Events.

On December 1, 2010, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 7, 2010, by and between Zoran Corporation, Maple Acquisition Corp. and Microtune, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on September 8, 2010, File No. 000-27246).

99.1	Press Release dated December 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2010	ZORAN CORPORATION

	By:	/S/ KARL SCHNEIDER
Karl Schneider
Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 7, 2010, by and between Zoran Corporation, Maple Acquisition Corp. and Microtune, Inc. (incorporated by reference to Exhibit 2.1 to Form 8-K filed on September 8, 2010, File No. 000-27246).

99.1	Press Release dated December 1, 2010.